UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/14/2006

TRIMERIS INC
(Exact name of registrant as specified in its charter)

Commission File Number:  0-23155

DE	561808663
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3500 Paramount Parkway, Morrisville, NC 27560
(Address of principal executive offices, including zip code)

(919) 419-6050
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) As of November 14, 2006, Steven D. Skolsky no longer serves in the position of Chief Executive Officer of Trimeris, Inc. (the "Company").

(c) The Board of Directors has appointed Dani Bolognesi, Ph.D., age 65, to the position of Chief Executive Officer (CEO) of the Company effective November 14, 2006. Dr. Bolognesi continues to serve as Chief Scientific Officer, a position he has held since March 1999. Dr. Bolognesi had previously held the position of CEO of the Company from March 1999 to September 2004.

In August 2005, the Company entered into an employment agreement with Dr. Bolognesi to serve as its Chief Scientific Officer. The agreement's current expiration date is December 31, 2008, after an automatic extension of the agerement's initial term of December 31, 2006 occured on November 2, 2006; the contract provides for further two-year extensions unless notice of non-renewal is given by either party no later than 60 days prior to the end of the expiration of each such extension. Under the agreement, Dr. Bolognesi will receive an annual salary of $454,000, as well as other compensation, including bonus opportunities based upon the achievement of financial and other performance criteria. In addition, under the agreement, Dr. Bolognesi received, on August 9, 2005, a grant of an option to purchase 75,000 shares of the Company's common stock, which is subject to the terms of the Company's Amended and Restated Stock Incentive Plan. In the event that Dr. Bolognesi's employment is terminated other than for Cause, death or Disability or upon his resignation for Good Reason (as these terms are defined in the agreement), Dr. Bolognesi will be entitled to certain severance payments and benefits, including two times his base salary plus his Target Bonus (as defined in the Employment Agreement). Dr. Bolognesi is subject to non-competition restrictions during the term of his employment and for one year thereafter. In the event that the payment of benefits is due as a result of a Change of Control, the Company is required to pay any excise taxes that may apply to such benefits. Dr. Bolognesi is entitled to receive reimbursement for financial planning and tax preparation (including a gross-up for any taxes incurred on payment for these services) up to a maximum of $10,000 per year.

Item 8.01.    Other Events

On November 14, 2006, the Company issued a press release announcing that it will shift its strategic emphasis and reorganize to focus on Fuzeon profitability and the Company's strength in research and early stage development. These changes are designed to significantly increase and sustain earnings from Fuzeon by sharply reducing expenses. In addition, the Company also announced that Dani Bolognesi will return to the position of Chief Executive Officer of Trimeris and that Steven Skolsky will be leaving to pursue other opportunities. A copy of the press release is attached hereto as Exhibit 99.1.

On November 14, 2006, the Company held an investor conference call and webcast to discuss the Company's shift in strategic emphasis. A transcript of this conference call and webcast is attached hereto as Exhibit 99.2.

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.1   Press release dated November 14, 2006.

Exhibit 99.2   Transcript of November 14, 2006 Investor Conference Call.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMERIS INC

Date: November 20, 2006	By:	/s/ Robert R. Bonczek
Robert R. Bonczek
CFO and General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release dated November 14, 2006
EX-99.2	Transcript of November 14, 2006 Investor Conference Call